Global Capacity Announces Appointment of New Director
Charles R. Wright Joins Board; Audit Committee Expands to Meet
NASDAQ Listing Requirements

Chicago (February 3, 2009) - Global Capacity, Inc. (parent: Capital Growth Systems, Inc. (OTC: CGSY.OB)), the world’s leading telecommunications logistics company, today announced that Charles R. Wright has joined its Board of Directors, effective January 27, 2009.  Mr. Wright assumes the Board seat vacated by Martin Katz, who has resigned his position with the Board in order to pursue strategic priorities with Global Capacity as a consultant.  The Company also announced that the Audit Committee has been expanded from two members to three members in order to comply with requirements for planned future NASDAQ listing. Existing Audit Committee member and independent director Brian Coderre will be joined by current independent Board member Chris Hoyle and Mr. Wright.

“We are very thankful for the good and valuable service that Martin Katz provided to the Global Capacity Board, and we look forward to his continued guidance and counsel as an advisor to the Company going forward,” said Robert Pollan, Global Capacity Chairman.  “It is important that we maintain the required level of Independent Directors on our Board as we pursue a NASDAQ listing in 2009, and the work Martin will be pursuing with the Company necessitates this change.”

Charles R. Wright will join the Board as an Independent Director and will assume the role of Chairman of the Audit Committee.  Mr. Wright brings a wealth of financial and executive management expertise, including experience as a Chief Financial Officer, as well as a specific focus on merger and acquisition and capital market transactions.  He has over 20 years experience in public accounting, including over 14 years as a Partner at Ernst & Young.  He is presently the CFO of a holding company and Vice President – Finance and CFO of several operating companies for a privately-held Sports and Entertainment Company. Mr. Wright has a number of professional accreditations including Certified Public Accountant and Certified Management Consultant.  He holds an MBA from Vanderbilt University’s Owen Graduate School of Management, as well as a BA from Duke University.

“We are extremely pleased to welcome Charlie Wright to the Board of Global Capacity,” continued Mr. Pollan.  “His wealth of experience in mergers and acquisitions as well as capital market transactions, coupled with his experience as a CPA and financial officer, make him a compelling fit for our Board and our Audit Committee.  We look forward to working with him as Global Capacity executes its 2009 strategic plan, including pursuing a listing on NASDAQ.”

About Global Capacity
Global Capacity (CGSY) is a telecom logistics company providing a fully-integrated telecommunications supply chain management system that streamlines and accelerates the process of designing, pricing, building, and managing customized communications networks.  It offers a comprehensive suite of services to enterprises, systems integrators, and carrier customers worldwide.  Global Capacity is headquartered in Chicago, IL, with operational centers in Waltham, MA; Manchester, England; and Houston, TX; and offices in New York, NY; Austin, TX; London, England; and Lisbon, Portugal.  For more information, please visit www.globalcapacity.com or contact the Company at 312-673-2400.

Forward-Looking Statements

Certain information discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Federal securities laws.  Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved.  Readers are cautioned not to place undue reliance on these forward-looking statements.

Forward-looking statements are inherently subject to unpredictable and unanticipated risks, trends, and uncertainties such as:  the Company's inability to accurately forecast its operating results; uncertainty as to the volume of business or level of profitability of network optimization contracts; the Company's potential ability to achieve profitability or generate positive cash flow; the availability of financing; the risks associated with procuring a listing of its securities on one or more public stock markets; and other risks associated with the Company's business.  For further information on factors which could impact the Company and its subsidiaries and the statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission, including annual reports on Form 10-KSB, quarterly reports on Form 10-Q, and current reports on Form 8-K.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Contacts:

Customers, Partners:
Jack Lodge
Chief Operating Officer
+1 781-902-5196
jlodge@globalcapacity.com

Investors:
Jeff Salzwedel
Salzwedel Financial Communications, Inc.
+1 503-722-7300
jeff@sfcinc.com